Exhibit 4

For the period beginning 60 days prior to the event which requires the filing of this Schedule 13D, VBF LP purchased or sold the following Ordinary Shares, with each purchase or sale effected in an ordinary brokerage transaction on either Nasdaq or the Tel Aviv Stock Exchange. For purchases or sales effected in Israeli shekels on the Tel Aviv Stock Exchange, the prices below reflect the price paid or received on the relevant trade date in U.S. dollars based upon the representave exchange rate published by the Bank of Israel for such date.

Date	Buy/Sell	Exchange	Currency	Qty	Price Per Share (USD)
4/16/2025	Sell	Nasdaq	USD	14,772	8.93
3/26/2025	Buy	Nasdaq	USD	35,720	7.96
3/19/2025	Buy	Nasdaq	USD	23,298	8.28
3/18/2025	Buy	Nasdaq	USD	12,702	8.30
3/7/2025	Buy	Nasdaq	USD	36,000	8.19
3/6/2025	Buy	Nasdaq	USD	67,822	8.19
3/4/2025	Buy	Nasdaq	USD	26,368	7.89
2/27/2025	Buy	Nasdaq	USD	200,000	8.48
2/26/2025	Buy	Nasdaq	USD	100,000	8.51
2/26/2025	Buy	TASE	ILS	10,000	8.57
2/26/2025	Buy	TASE	ILS	156	8.52
2/26/2025	Buy	TASE	ILS	15,000	8.50
2/26/2025	Buy	TASE	ILS	6,000	8.52
2/26/2025	Buy	TASE	ILS	10,000	8.50
2/26/2025	Buy	TASE	ILS	68	8.49
2/26/2025	Buy	TASE	ILS	8,295	8.51
2/26/2025	Buy	TASE	ILS	16	8.51
2/25/2025	Buy	Nasdaq	USD	39,335	8.47
2/25/2025	Buy	TASE	ILS	608	8.54
2/25/2025	Buy	TASE	ILS	447	8.56
2/25/2025	Buy	TASE	ILS	100	8.54
2/25/2025	Buy	TASE	ILS	5,450	8.55
2/25/2025	Buy	TASE	ILS	4,293	8.54
2/25/2025	Buy	TASE	ILS	15,000	8.57
2/25/2025	Buy	TASE	ILS	240	8.57
2/25/2025	Buy	TASE	ILS	1,866	8.57
2/24/2025	Buy	Nasdaq	USD	23,159	8.49
2/24/2025	Buy	TASE	ILS	1,646	8.53
2/24/2025	Buy	TASE	ILS	25,000	8.52
2/24/2025	Buy	TASE	ILS	11,933	8.51
2/24/2025	Buy	TASE	ILS	5,354	8.53
2/23/2025	Buy	TASE	ILS	1,135	8.50
2/23/2025	Buy	TASE	ILS	68	8.51
2/23/2025	Buy	TASE	ILS	22	8.51
2/21/2025	Buy	Nasdaq	USD	148,759	8.49
2/20/2025	Buy	Nasdaq	USD	211,990	8.47
2/20/2025	Buy	TASE	ILS	429	8.52
2/20/2025	Buy	TASE	ILS	10,000	8.58
2/20/2025	Buy	TASE	ILS	10,000	8.58
2/20/2025	Buy	TASE	ILS	343	8.54
2/20/2025	Buy	TASE	ILS	15,000	8.57
2/20/2025	Buy	TASE	ILS	8,518	8.59